Exhibit 5.1 and 23.1
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                        SIDLEY AUSTIN BROWN & WOOD LLP

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       LONDON                                               WASHINGTON, D.C.




                                                           January 27, 2005


GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

          Re:  GS Mortgage Securities Corp., Registration Statement on Form S-3
               ----------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for GS Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3, no. 333-120274, that was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on November 5, 2004, and, as amended, was declared effective on December 1, 2004. Such registration statement, as so amended, is hereinafter called the "Registration Statement." The Registration Statement relates to the issuance by the Company from time to time in one or more series (each, a "Series") of mortgage-backed certificates (the "Certificates") and mortgage-backed notes (the "Notes"and together with the Certificates, the "Securities") that are registered on the Registration Statement.

          As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Company (each, a "Trust") under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

          We have examined copies of the Company's Certificate of Incorporation and Bylaws, the form of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Company and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy or the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.


   SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

GS Mortgage Securities Corp.
January 27, 2005
Page 2


          Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series will be valid and legally binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

          Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the prospectus and/or prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,



                                           /s/ Sidley Austin Brown & Wood LLP